EXHIBIT 99.1
                                                                    ------------

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the periodic report of AMEN Properties, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Eric Oliver, Chairman and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

By: /s/ Eric Oliver
    ------------------------------
    Eric Oliver
    Chairman and Chief Executive Officer



Date:  November 13, 2002